UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 17, 2017

Esquire Financial Holdings, Inc.
(Exact name of the registrant as specified in its charter)

Maryland	001-38131	27-5107901
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Jericho Quadrangle, Suite 100, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 535-2002
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01           Other Events.
On July 17, 2017, Esquire Financial Holdings, Inc. (the "Company"), the holding company for Esquire Bank, National Association, issued a press release announcing that, in connection with the Company's recently closed initial public offering, the underwriter had exercised its option to purchase an additional 354,580 shares of the Company's common stock, par value $0.01 (the "Common Stock") at the public offering price of $14.00 per share. A copy of the press release dated July 17, 2017 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 20, 2017, the Company issued a press release announcing that it had completed the sale of the additional 354,580 shares of Common Stock at the public offering price of $14.00 per share, pursuant to the exercise of the over-allotment option granted to the underwriter. The net proceeds to the Company of the sale of the additional shares of Common Stock, after deducting the underwriting discount and estimated offering expenses associated with the over-allotment option, was approximately $4.6 million. The aggregate net proceeds to the Company from its initial public offering, including the additional shares, after deducting the underwriting discount and estimated offering expenses, are approximately $26.3 million.  A copy of the Company's press release dated July 20, 2017 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 17, 2017.
99.2	Press Release dated July 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESQUIRE FINANCIAL HOLDINGS, INC.

Dated: July 20, 2017	By:	/s/ Andrew C. Sagliocca
Andrew C. Sagliocca
President and Chief Executive Officer